Exhibit 10.5

EMPLOYMENT CONTRACT	CONTRAT DE TRAVAIL

BETWEEN THE UNDERSIGNED :	ENTRE LES SOUSSIGNES :

(1) ORGANISATION ET DEVELOPPEMENT, a

“société par actions simplifiée” duly existing and organized under the laws of France, with a share capital of € 352,695, having its registered offices at 14, rue de Prony – 75017 Paris – France, registered with the Corporate register of Paris under identification number 335 133 872, represented by its President, Mr. Jeffrey AYERS,

(1) ORGANISATION ET DEVELOPPEMENT,

société par actions simplifiée au capital de 352.695 euros, dont le siège social est 14 rue de Prony—75017 Paris, immatriculée sous le numéro unique d’identification 335 133 872 RCS PARIS, représentée par son Président Monsieur Jeffrey AYERS,

Hereinafter referred to “The Company” ON THE ONE HAND	Ci-après dénommée « la Société » D’UNE PART

AND	ET

(2) Ms. Catherine Lespine, of French citizenship, residing at 37, rue Camille Corot – 92500 Rueil Malmaison, whose social security number is 2 61 06 19 028 023 93,	(2) Madame. Catherine Lespine, de nationalité française, demeurant 37, rue Camille Corot -92500 Rueil Malmaison, immatriculée sous le numéro de sécurité sociale 2 61 06 19 028 023 93,

Hereinafter referred to as “Ms. Lespine”	Ci-après désigné « Madame Lespine »
ON THE OTHER HAND	D’AUTRE PART

WHEREAS	IL A PREALABLEMENT ETE EXPOSE CE QUI SUIT :

Ms. Lespine was hired on October 1, 2000 by the Company pursuant to an indefinite term contract; as of February 18, 2003, she has been Group General Manager.	Madame Lespine a été engagée par la Société à compter du ler octobre 2000 par contrat à durée indéterminée; depuis le 18 février 2003, elle exerce les fonctions de Directrice Générale Groupe

Ms. Lespine benefits from her rights to seniority accrued since she joined the INSEEC Group, i.e., from September 15, 1986.	Madame Lespine bénéficie de la reprise de son ancienneté depuis son entrée dans le Groupe INSEEC soit depuis le 15 septembre 1986.

Article 1 – PURPOSE	Article 1 – OBJET

The purpose of this contract is to set out Ms. Lespine’s working conditions.	Le présent contrat a pour objet de préciser les conditions de travail de Madame Lespine.

The present contract cancels and supersedes any previous document, including the contracts concluded in 2000 and 2003.	Le présent contrat annule et remplace tout document contractuel antérieur et notamment les contrats conclus en 2000 et 2003.

The employment contract is concluded in accordance with the provisions of the collective bargaining agreement for Advertising, and which is applicable within the Company on the date of the conclusion of this employment contract.	Le présent contrat est conclu conformément à la convention collective nationale de la Publicité applicable au sein de la Société à la date de signature des présentes.

Article 2 – DUTIES	Article 2 – FONCTIONS

Ms. Lespine performs the duties of Group General Manager within the Company.	Madame Lespine exerce les fonctions de Directrice Générale Groupe au sein de la Société.

Her functions concern in particular:	Ses fonctions concernent notamment:

•   The definition of he development strategy of the schools of the Group Organisation et Développement, the direct participation in all decisions and work in terms of positioning and marketing, internal and external growth,

•   la définition de la stratégie de développement des écoles du Groupe Organisation et Développement, la participation directe à toutes les décisions et travaux en matière de positionnement et de marketing, croissance interne et externe,

• The supervision of the pedagogical and administrative teams of the schools of the Group Organisation et Développement,	• la supervision des équipes pédagogiques et administratives des écoles du Groupe Organisation et Développement,

• The responsibilities and the monitoring of specific files (visa applications, recognition, approval of the school, etc.),	• les responsabilités et le suivi des dossiers particuliers (dossiers visa, reconnaissance, homologation, etc.),

• Broad responsibilities within the scope of external relations (with institutions such as Ministries, the Prefecture and the Rectorate in particular, banks, service providers, etc.),	• de larges responsabilités dans le cadre des relations extérieures (institutionnelles – ministères – préfecture – rectorat notamment, bancaires, avec les prestataires de services, etc.),

• The monitoring of the budgetary and financial management of the schools of the Group Organisation et Développement.	• le suivi de la gestion budgétaire et financière du Groupe Organisation et Développement.

Considering her position, Ms. Lespine is under the obligation to participate to any relevant board within the CEC Group since her participation to these boards is justified.	Compte tenu de la nature de ses fonctions, Madame Lespine devra participer aux différents organes mis en place par le Groupe CEC dès lors que sa présence au sein de ces organes se justifie.

At the present date, Ms. Lespine participates to the CEC France Strategy Committee.	A ce jour, Madame Lespine reconnaît participer au Comité Stratégique de CEC France.

The Parties expressly agree that the duties as described are not exclusively limited and are not intended to restrict management’s right to assign or reassign duties to this job, which Ms. Lespine acknowledges and accepts. As a consequence she agrees to follow any training that the Company require her to follow.	I1 est précisé que ces fonctions ne présentent aucun caractère exhaustif, la Société se réserve le droit de pouvoir en modifier le contenu, ce que Madame Lespine reconnaît et accepte expressément, étant précisé qu’elle s’engage, en conséquence, à accomplir toute formation que la Société pourrait lui demander de suivre.

Ms. Lespine will perform her duties, in accordance with policies, procedure and standards established	Madame Lespine exerce ses fonctions, , conformément aux instructions et procédures

by the Company, and under the supervision of the Chairman or any other person appointed by the Chairman.	établies par la Société sous la supervision hiérarchique du Président ou de toute autre personne désignée à cet effet par ce dernier.

Article 3 – PLACE OF WORK	Article 3 – LIEU DE TRAVAIL

Ms. Lespine performs her duties within the Company located at present at 14 rue de Prony, 75017 Paris.	Madame Lespine exerce ses fonctions au sein de la Société située actuellement 14 rue de Prony, 75017 Paris.

However, as the Company may reasonably require, the place of work may be changed to any other place in the Paris region, without said change being construed as a modification of this employment contract ; Ms. Lespine shall be informed of this change two (2) months before the modification.	Toutefois, en fonction de l’évolution et des nécessités de la Société, le lieu de travail pourra être modifié dans tout autre lieu en région parisienne sans que ce transfert constitue une modification du présent contrat, étant précisé que la Société s’engage à informer Madame Lespine dans un délai de deux (2) mois avant la date de modification.

Furthermore, Ms. Lespine’s duties require her to be mobile. Therefore, Ms. Lespine agrees to undertake regular business trips in France and abroad, and thus to be away from her home for limited periods of time.	De même, les fonctions de Madame Lespine rendent indispensables la mobilité de celle-ci. En conséquence, Madame Lespine accepte d’effectuer des voyages réguliers en France et à l’étranger et donc d’être éloignée de son domicile pour des périodes de courte durée.

Article 4 – WORKING TIME	Article 4 – DUREE DU TRAVAIL

Considering the responsibilities and the duties entrusted to Ms. Lespine, and which involve great independence in the organization of her timetable, as well as the autonomy with which she makes her decisions within the framework of her functions, and taking into consideration the amount of her compensation, Ms. Lespine benefits from the status of Manager Executive (“Cadre Dirigeant”).	Compte tenu des responsabilités et des fonctions confiées à Madame Lespine impliquant une grande indépendance dans l’organisation de son emploi du temps, de l’autonomie dont elle dispose pour prendre les décisions dans le cadre de ses fonctions, et compte tenu enfin de son niveau de rémunération, Madame Lespine bénéficie du statut de cadre dirigeant.

Ms. Lespine is consequently not subject to the legal and regulatory provisions governing the duration of work pursuant to Section L. 3111-2 of the French Labor Code.	A ce titre, elle est exclue des dispositions légales et réglementaires concernant la durée du travail, conformément à l’article L. 3111-2 du Code du travail.

The parties recognize expressly that Ms. Lespine is also working for the INSEEC Association.	Les parties reconnaissent expressément que Madame Lespine travaille aussi pour le compte de 1’association INSEEC.

Article 5 – COMPENSATION	Article 5 – REMUNERATION

From March 1 2013, Ms. Lespine’s shall receive a gross annual compensation of €147,500 (one hundred and forty seven thousand five hundred euros) which shall be paid over 12 months, i.e., a gross amount of €12,291.66 per month (twelve thousand two hundred ninety one and 66/100 euros).	A compter du ler mars 2013, Madame Lespine perçoit une rémunération annuelle brute de 147.500 euros (cent quarante-sept mille cinq cent euros), versée sur 12 mois, soit une somme de 12.291,66 euros (douze mille deux cent quatre-vingt-onze euros et soixante-six centimes) par mois.

Ms. Lespine may also benefit, for 2013 and the subsequent years, of a variable remuneration, the calculation and payment of such remuneration being specified every year. For 2013 the target variable remuneration is 30% of her gross annual base salary. The parties hereby agree that said bonus which Ms. Lespine may receive for 2013 and the subsequent years, shall be in lieu of the annual management bonus paid to Ms. Lespine until 2008.	Madame Lespine pourra par ailleurs bénéficier d’une rémunération variable à compter de 2013 dont les modalités de calcul et de paiement seront fixées chaque année. Pour 2013, l’objectif de rémunération variable est de 30% de son salaire annuel brut de base. 11 est expressément convenu entre les parties que la rémunération variable dont pourra bénéficier Madame Lespine à compter de 2013, annule et remplace la prime de management annuel qui lui a été versée jusqu’en 2008.

Article 6 – PROFESSIONAL EXPENSES AND BUSINESS TRAVELS	Article 6 – FRAIS PROFESSIONNELS ET DEPLACEMENTS

Ms. Lespine shall benefit from the reimbursement of her reasonable travel expenses incurred in order to perform her duties.	Madame Lespine bénéficie du remboursement des frais raisonnables de déplacement engagés pour l’accomplissement de ses fonctions.

Moreover, she benefits from a visa card for business purposes, said visa card being the property of the Company. She is obliged to provide the accounting department with invoices and supporting documents, for all expenses incurred with such professional card.	Elle bénéficie en outre d’une carte visa professionnelle qui reste la propriété de la Société. Elle doit présenter à la comptabilité les factures et pièces justificatives pour toute dépense effectuée avec cette carte professionnelle.

The visa card will have to be returned to the Company upon effective termination of her duties for any reason whatsoever, without any need for a prior request to be made in this respect.	Cette carte devra être restituée à la Société à la cessation effective de ses fonctions pour quelque raison que ce soit sans qu’il soit besoin d’une mise en demeure préalable.

Article 7 – PAID LEAVE	Article 7 – CONGES PAYES

Ms. Lespine is entitled to the annual paid leave in compliance with the applicable provisions of the French Labor Law and of the collective bargaining agreement	Madame Lespine a droit à des congés payés annuels dans le respect des dispositions légales et conventionnelles applicables

When taking such leave, she shall comply with (i) the internal regulations applicable within the Company and (ii) with the provisions of the collective bargaining agreement applicable within the Company	Pour la prise de ses congés payés, elle respectera (i) les règles en vigueur au sein de la Société ainsi que (ii) les dispositions de la convention collective applicable au sein de la Société.

Article 8 – SOCIAL COVERAGE	Article 8 – AVANTAGES SOCIAUX

As regards the applicable statutes governing Social Security, and pension and providence schemes, the parties agree to abide by any and all current or future legal and CBA-based provision in connection thereto.	En ce qui concerne 1’application des lois sur la sécurité sociale et les régimes de retraite et de prévoyance, les parties conviennent de se soumettre aux prescriptions légales et conventionnelles, actuelles et futures, régissant ces matières.

Consequently, Ms. Lespine benefits from the complementary retirement scheme and from the providence scheme in force within the Company.	En conséquence, Madame Lespine bénéficie des régimes de prévoyance et de retraite complémentaire souscrits en vigueur au sein de la Société.

Furthermore, Ms. Lespine agrees to have any and all payroll taxes relating to the employees’ contributions of social charges for any such schemes apply to her compensation, whether in connection with current or future schemes within the Company.	Par ailleurs, Madame Lespine accepte expressément que soient prélevées mensuellement sur sa paye les retenues correspondantes à la quote-part salariale des cotisations à ces différents régimes, tant en ce qui concerne ceux actuellement en vigueur que ceux qui pourraient être ultérieurement mis en place au sein de la Société.

Article 9 – PROFESSIONAL OBLIGATIONS	Article 9 – OBLIGATIONS PROFESSIONNELLES

Except through prior written approval of the legal representative of the Company, or any validly authorized substitute, Ms. Lespine undertakes, for the duration of her employment, to devote all her efforts to the Company and accordingly, shall not have any other professional activity that competes with that of the Company.	Madame Lespine s’engage à consacrer tous ses efforts au profit de la Société et ne pourra donc exercer aucune autre activité professionnelle concurrente à celle de la Société pendant la durée du présent contrat, sauf accord préalable exprès et écrit d’un représentant légal de la Société, plus particulièrement du Président de la Société ou de toute personne pouvant valablement s’y substituer.

Unless authorized through prior written approval, Ms. Lespine undertakes not to use, publish or divulge to any third party party at the expiration or termination of her employment agreement, any technical, scientific, commercial, strategic or financial information relating to the Company.	Madame Lespine s’engage à ne pas utiliser, publier ou divulguer à des tiers, sans autorisation expresse préalable de la Société, y compris après la cessation du présent contrat de travail, toutes informations notamment techniques, scientifiques, commerciales, stratégiques ou financières relatives à la Société.

All documents and reports prepared by, or provided to, Ms. Lespine shall remain the property of the Company. Ms. Lespine shall not retain any copy of such material or disseminate information in connection thereto to any third party.	Les documents ou rapports établis par Madame Lespine, ou dont communication lui sera donnée, sont la propriété de la Société. Elle ne pourra en conserver copie ni en donner communication à des tiers.

Ms. Lespine further undertakes to comply, without limitation, with confidentiality obligations as regards any and all documents, list of clients, and more generally all information of any kind and to which she may have had access due to her position within the Company.	Elle s’engage en outre formellement à respecter le secret professionnel et à conserver strictement confidentielles sans limitation tous les documents, listes de clients, et plus généralement toutes les informations de quelque nature qu’elles soient dont elle a pu avoir connaissance du fait de ses fonctions au sein de la Société.

Article 10 – SEVERANCE	Article 10 – INDEMNITE DE RUPTURE

In the event of dismissal, other than for serious misconduct (“faute grave”), gross misconduct (“faute lourde”) or force majeure, Ms. Lespine shall benefit from an indemnity equals to nine (9) months of her monthly gross salary.	En cas de licenciement, sauf pour faute grave, faute lourde ou force majeure, Madame Lespine bénéficiera d’une indemnité de rupture égale à neuf (9) mois de rémunération mensuelle brute.

To calculate this indemnity, the average salary and bonus paid over the twelve (12) months preceding the notification shall be taken into account.	Pour le calcul de cette indemnité, il sera retenu l’ensemble des éléments de salaires versés au cours des douze (12) derniers mois précédant la notification de la rupture.

This indemnity shall be awarded in addition to the dismissal indemnities provided for by French law.	Cette indemnité s’ajoutera aux indemnités de départ prévues par la loi.

This indemnity will not be paid in case of resignation or retirement.	Cette indemnité ne sera pas due en cas de démission ou de départ / mise à la retraite.

Article 11 – NON COMPETITION	Article 11 – NON CONCURRENCE

In case of termination of the employment contract by one of the parties, for any reason whatsoever, Ms. Lespine expressly undertakes not to take interest or to participate, directly or indirectly, whatever her capacity in particular as an employee or as a manager of a company, in any company or activity which is likely to compete with the Company’s activity.	Au cas où le présent contrat viendrait à être rompu par l’un ou l’autre des contractants pour quelque cause que ce soit, Madame Lespine s’interdit expressément de s’intéresser et/ou de participer directement ou indirectement, quelle que soit sa qualité et notamment en qualité de salarié ou d’exploitant d’une entreprise, à toute entreprise ou activité susceptible de concurrencer l’activité de la Société.

This restriction applies for a period of twelve (12) months, from the last day of effective work.	Cette interdiction s’appliquera pendant une durée de douze (12) mois à compter du dernier jour de travail effectif.

This covenant not to compete will be limited within the French territory.	Cette clause de non concurrence sera limitée au territoire français.

In consideration for this non-compete obligation, Ms. Lespine shall receive a monthly allowance of 20% of her monthly gross base salary (potential variable compensation (bonus), gifts and benefits in kind being excluded) in case of termination of her employment contract.	En contrepartie de cette obligation de non-concurrence visée ci-dessus, Madame Lespine percevra une indemnité mensuelle égale à 20% de son salaire mensuel brut de base (excluant l’éventuelle rémunération variable (bonus), des libéralités à caractère aléatoire ou temporaire et des avantages en nature) en cas de rupture du contrat de travail.

Such allowance shall be in lieu of the compensation paid to Ms. Lespine in the amount of 10% of her annual gross compensation, and which was paid every month until the date of conclusion of this employment contract, as a financial consideration of the non-competition clause.	Cette indemnité annule et remplace le paiement de la somme correspondant à 10% de la rémunération brute annuelle de Madame Lespine, qui lui a été versée tous les mois jusqu’à la date de signature du présent contrat, en contrepartie du respect de cette clause de non concurrence.

Should Ms. Lespine fail to observe this covenant, she shall be automatically be liable towards the Company for repayment of whole sums paid to her as financial compensation for such obligation.	En cas de violation de 1’obligation de non concurrence, Madame Lespine sera automatiquement redevable envers la Société des sommes versées à titre de compensation financière à cette obligation.

Furthermore, the Company reserves the right to sue for obtaining damages to compensate any prejudice suffered from the competitive activity and also to sue for stopping such competitive activity.	En outre, la Société se réserve la possibilité de solliciter la réparation du préjudice subi du fait de l’activité concurrentielle et de faire cesser cette activité concurrentielle.

In any circumstances, the Company shall have the possibility, either to reduce the duration of the non-competition clause, or to waive such clause on the condition however that Ms. Lespine is informed of such waiver by registered letter with acknowledgment of receipt within the 15 days following the notification of the termination of the employment contract.	Il est entendu qu’en toutes circonstances, la Société aura la possibilité, soit de réduire la durée de la période d’application de la clause de non-concurrence, soit de renoncer à cette dernière à condition toutefois que cette dénonciation soit signalée à Madame Lespine par lettre recommandée avec accusé de réception dans les 15 jours suivant la notification de la rupture du contrat de travail

Article 12 – INTELLECTUAL PROPERTY	Article 12 – PROPRIETE INTELLECTUELLE

Ms. Lespine expressly acknowledges that the programmes, course materials, teaching methods and specific pedagogical techniques, business plan, advertisement or promotion documents and any other documents which she may have access within the scope of the performance of her duties, remain the full property of the Company which holds exclusive rights over the intellectual property rights in this respect.	Madame Lespine reconnaît expressément que les programmes, supports de cours, les méthodes d’enseignement ou encore les techniques particulières de pédagogie, les business plans, documents publicitaires ou de promotions et tous documents qu’elle pourrait avoir eu en sa possession à l’occasion de ses fonctions restent la propriété pleine et entière de la Société qui dispose, à ce titre, de l’exclusivité des droits de propriété intellectuelle.

Throughout the term of this employment contract and after termination hereof, without any limitation of time, Ms. Lespine undertakes not to reproduce, reuse, in any manner whatsoever, the teaching programs or course materials or any other document belonging to the Company.	Madame Lespine s’interdit, pendant toute 1’exécution du présent contrat de travail ou encore après sa rupture et sans limitation de durée, de reproduire ou réutiliser, sous quelque forme que ce soit, les programmes ou supports de cours ou documents de toute nature appartenant à la Société.

Article 13 – COMPETENCE	Article 13 – COMPETENCE

Any disputes that may occur at the time of the application of the present contract will fall within the competence of the French courts.	Les litiges pouvant survenir à l’occasion de 1’application du présent contrat de travail relèveront de la compétence des tribunaux français.

Article 14 – NOTICE PERIOD	Article 14 – PREAVIS

In case of termination of the employment contract by either party, a 3-month notice period shall be complied with.	En cas de rupture du contrat de travail par l’une ou l’autre des parties, un préavis de trois mois devra être respecté.

Article 15 – MISCELLANEOUS PROVISIONS	Article 15 – DISPOSITIONS DIVERSES

Ms. Lespine expressly affirms that (i) she was informed that the collective bargaining agreement of Advertising is applicable within the Company at the date of the conclusion of this employment contract, and (ii) she had had an opportunity to review it.	Madame Lespine déclare avoir été informée que la convention collective nationale de la Publicité est applicable, à la date de signature du présent contrat de travail, aux relations contractuelles, et déclare avoir pu en prendre connaissance.

For any provisions non-provided by this employment contract, the parties shall apply the Collective Bargaining Agreement for Advertising.	Pour toutes dispositions non prévues au présent contrat, les parties se réfèreront aux dispositions de la Convention Collective Nationale de la Publicité.

Ms. Lespine undertakes to inform the Company without delay of any modification in her personal status.	Madame Lespine s’engage à faire connaître dans les plus brefs délais à la Société tout changement dans sa situation personnelle.

The present contract is drafted in the French and the English language. In the event of any contradiction between the two versions, the French version shall prevail.	Le présent contrat est établi en langue française et anglaise. En cas de contradiction entre les deux textes, la version française fera foi.

Place: Paris	Signé à Paris

Date: June 27th, 2013	Le 27 June, 2013

In two (2) original copies, one for each party.	En deux exemplaires, un pour chacune des parties.

Ms. Catherine Lespine	Madame Catherine Lespine

Organisation et Développement	Organisation et Développement